Exhibit 99.2

STATE OF IDAHO

STATEMENT OF DOMESTICATION

FROM A DOMESTIC CORPORATION

TO A FOREIGN CORPORATION

PURSUANT TO PART 5 OF THE

IDAHO ENTITY TRANSACTIONS ACT

(IDAHO CODE §§30-18-501 THROUGH 30-18-506)

1.) The domesticating entity is a corporation organized under the laws of Idaho.

2.) The name of the domesticating entity is:

COEUR D’ALENE MINES CORPORATION

3.) The domesticated entity is a corporation organized under the laws of Delaware.

4.) The name of the domesticated entity is:

COEUR MINING, INC.

5.) The plan of domestication with respect to the domesticating entity was approved in accordance with Part 5 of the Idaho Entity Transactions Act (Idaho Code §§30-18-501 through 30-18-506).

6.) The mailing address of the domesticated entity, to which the secretary of state may send any process served on the secretary of state pursuant to Idaho Code §30-18-506(5) is 505 Front Ave., P.O. Box “I”, Coeur d’Alene, ID 83816.

7) This Statement shall become effective at 4:01 p.m. Eastern Time on May 16, 2013.

IN WITNESS WHEREOF, the undersigned, being duly authorized to sign on behalf of the domesticating entity, has executed this Statement on the 15th day of May, 2013.

By:	/s/ Casey M. Nault
Name:	Casey M. Nault
Title:	Vice President, General Counsel and
Secretary